Exhibit 4.6

Form of Warrant

THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE (INCLUDING THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANT) ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT DATED AS OF [          ] BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT (THE “WARRANT AGREEMENT”). COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

SPECIMEN WARRANT CERTIFICATE
NUMBER _______________-	________WARRANTS
THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE GRIFFON CORPORATION
CUSIP [ ]
WARRANT

THIS CERTIFIES THAT, for value received _____________________________is the registered holder of a Warrant or Warrants expiring on [        ] (unless earlier redeemed in accordance with the terms hereof) (the “Warrant”) to purchase [          ] (“Security”) of Griffon Corporation, a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. Each Warrant entitles the holder thereof to purchase from the Company, commencing [          ], such number of Securities of the Company at the price of $[          ] per whole Security (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent, [          ] (such payment to be made by certified or official bank check payable to the Company [or through the surrender of other securities]), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and Warrant Agent. Capitalized terms used herein but not defined shall have the meaning set forth in the Warrant Agreement.  In no event will the Company be required to net cash settle the exercise of this Warrant. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this Warrant Certificate refers to the price per Security at which Securities may be purchased at the time the Warrant is exercised.

No fraction of a Security will be issued upon any exercise of a Warrant. If, by reason of any adjustment made pursuant to the Warrant Agreement, the holder of any Warrant would be entitled, upon the exercise of all of such holder’s Warrants, to receive a fractional interest in a Security, the Company shall, upon such exercise, round up or down to the nearest whole number the number of the Securities to be issued to the Warrant holder.

Upon exercise of a Warrant or Warrants evidenced by this Warrant Certificate for less than the total number of full Securities provided for herein, there shall be issued to the registered holder hereof or his, her or its assignee a new Warrant Certificate in lieu of this Warrant Certificate covering the number of Securities for which this Warrant Certificate has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the Registered Holder to any of the rights of a Securityholder of the Company.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Dated:

Chairman of the Board/President	Treasurer/Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned registered holder irrevocably elects to exercise _________________ Warrant(s) represented by this Warrant Certificate, and to purchase the Security issuable upon the exercise of such Warrant(s), and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____________________________________hereby sells, assigns and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ________________________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises. If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.